Exhibit 99.1

Seven Hills Realty Trust Announces Rights Offering

Transaction Expected to Provide Capital to Expand Lending Platform, Capitalize on Attractive Investment Opportunities, Broaden Portfolio Diversification and Increase Share Liquidity

Newton, MA (October 30, 2025): Seven Hills Realty Trust (Nasdaq: SEVN) today announced that it intends to conduct a fully backstopped rights offering to raise gross proceeds of up to $65 million. The transaction is expected to provide additional capital to expand SEVN’s lending platform and capitalize on attractive investment opportunities, while also broadening portfolio diversification and increasing the liquidity of SEVN’s common shares, or the Common Shares.

Pursuant to the offering, SEVN will issue, at no charge, transferable subscription rights, or the Rights, to SEVN’s shareholders of record as of 5:00 p.m., New York City time, on November 10, 2025, or the Record Date. The Rights will entitle holders to subscribe for up to an aggregate of 7.6 million Common Shares.

Upon commencement of the offering, SEVN will distribute to shareholders as of the Record Date one transferable Right for each outstanding Common Share they own on the Record Date. The Rights will entitle such shareholders to purchase one new Common Share for every two Rights held, or the Primary Subscription Right. The Rights will be exercisable at a price per share equal to $8.65. Shareholders who fully exercise their Rights will be entitled to subscribe, subject to certain limitations and conditions and subject to allotment, for additional Common Shares that remain unsubscribed as a result of any unexercised rights. Shareholders who sell Rights will not be eligible to participate in such over-subscription privilege.

The offering will commence on November 10, 2025, and the Rights will expire if they are not exercised by 5:00 p.m., New York City time, on December 4, 2025, unless the offering is extended. There is no minimum number of Rights that must be exercised, no minimum number that any Rights holder must exercise, and no minimum number of Common Shares that SEVN will issue in the offering. SEVN plans to use the proceeds from the offering to fund the growth of its business by enabling SEVN to continue to expand its loan portfolio and take advantage of compelling risk-adjusted opportunities in the current lending environment.

The Rights being issued in the offering are expected to be listed for trading on The Nasdaq Stock Market LLC under the symbol “SEVNR” and therefore will be transferable and will allow the holders thereof to purchase additional Common Shares.

The offering will be fully backstopped by Tremont Realty Capital LLC, or Tremont, SEVN’s manager and a wholly-owned subsidiary of The RMR Group (Nasdaq:RMR). SEVN and Tremont have entered into a backstop agreement, or the Backstop Agreement, pursuant to which Tremont has agreed to exercise its pro rata Primary Subscription Right in full and, upon the completion of the offering, to purchase 100% of all remaining Common Shares not otherwise subscribed for in the offering

SEVN has retained UBS Securities LLC to act as the dealer manager in connection with the offering.

The offering will be made pursuant to SEVN’s existing effective shelf registration statement on Form S-3 (Reg. No. 333-290401) on file with the Securities and Exchange Commission, or the SEC, and a prospectus supplement (and the accompanying base prospectus) to be filed with the SEC prior to the commencement of the offering. SEVN reserves the right to extend, amend or terminate the planned offering, subject to certain conditions, at any time.

The information herein is not complete and is subject to change. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Rights, Common Shares or any other securities, nor will there be any sale of the Rights, Common Shares or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. This document is not an offering, which can only be made by the prospectus supplement (and the accompanying base prospectus), which will contain information about SEVN and the offering, and should be read carefully before investing. For any questions or further information about the offering, or to obtain a copy of the prospectus supplement (and the accompanying base prospectus), when available, please contact D.F. King & Co, who will be acting as the information agent for the offering, toll-free at (866) 342-4881 or by email at SEVN@dfking.com.

About Seven Hills Realty Trust

Seven Hills Realty Trust (Nasdaq: SEVN) is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market transitional commercial real estate. SEVN is managed by Tremont Realty Capital, a wholly-owned subsidiary of The RMR Group, a leading U.S. alternative asset management company with approximately $39 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These statements may include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions. Forward-looking statements reflect SEVN’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SEVN’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: SEVN’s expectations regarding the proposed offering, the planned use of proceeds from the proposed offering, including any timing considerations relating to SEVN’s use of proceeds, and the backstop commitment; the ability of SEVN to make additional investments; the success of SEVN’s investments; SEVN’s available liquidity, access to capital and cost of capital; and various other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SEVN’s periodic filings with the Securities and Exchange Commission, or SEC. The information contained in SEVN’s filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause SEVN’s actual results to differ materially from those stated in or implied by SEVN’s forward-looking statements. SEVN’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, SEVN does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Matt Murphy, Manager, Investor Relations
(617) 796-8253
www.sevnreit.com

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